UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 7, 2006

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On April 7, 2006, Coinstar Entertainment Services Inc. (f/k/a American Coin Merchandising, Inc.), a wholly-owned subsidiary of Coinstar, Inc. (the “Company”) provided Randall J. Fagundo, President, Entertainment Services, with notice of non-renewal under the Employment Agreement dated July 7, 2004 by and between Mr. Fagundo and Coinstar Entertainment Services Inc. (the “Employment Agreement”). This notice of non-renewal of the Employment Agreement was delivered to Mr. Fagundo in connection with current negotiations between Mr. Fagundo and the Company for a new employment agreement that will supersede the current Employment Agreement, if consummated. It is anticipated that Mr. Fagundo will continue in his role with Coinstar Entertainment Services Inc. after July 6, 2006, the date upon which the current Employment Agreement will expire. A copy of the Employment Agreement was filed with the Company’s Form 10-Q for the quarter ended June 30, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

	By:	/s/ Brian V. Turner
Date: April 12, 2006		Brian V. Turner,
Chief Financial Officer

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